Exhibit 99.1

TeleTech Reaffirms 2011 Revenue Growth and Operating Margin Guidance;

Establishes Longer Term Financial Goals

ENGLEWOOD, Colo., April 5, 2011 — TeleTech Holdings, Inc. (NASDAQ: TTEC), one of the largest global providers of strategic consulting and technology-enabled business process outsourcing solutions that drive commerce and differentiate the customer experience, today announced its long-term financial goals, including 2014 revenue and operating margin targets.

2011 BUSINESS OUTLOOK

As outlined earlier this year, TeleTech estimates 2011 revenue will grow approximately 5 to 6 percent over 2010 revenue, and full year 2011 operating margin will range between 8.5 and 9.5 percent, excluding unusual charges, if any.

LONGER TERM FINANCIAL GOALS

As TeleTech continues to expand its delivery of higher value, fully integrated solutions that span the entire customer experience continuum, it expects revenue to increase from 2010 to 2014 at a compounded annual growth rate between 9 and 10 percent. Furthermore, it expects revenue from consultative and technology-based solutions to increase to 25 percent of total 2014 revenue, and expects operating margin to range between 11 and 12 percent by 2014.

“Since our founding, TeleTech has been at the forefront of addressing market trends,” said Ken Tuchman, TeleTech chairman and chief executive officer. “We believe the companies who succeed in the 21st century will be those that transform their businesses around delivering an engaging and exceptional customer experience.  There is a direct correlation between customer loyalty and a company’s growth and profitability, and TeleTech’s solutions are designed to build and maximize lifetime customer value.  From thought leadership to execution, TeleTech enables its clients to derive the financial benefits of delivering what the modern day customer wants.”

The strength of TeleTech’s financial position, free cash flow and available liquidity is expected to continue to fund its organic growth and ongoing share repurchases.

ABOUT TELETECH

For nearly 30 years, TeleTech and its subsidiaries have helped the world’s largest companies achieve their most ambitious goals.  As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-based solutions that maximize revenue, transform customer experiences and optimize business processes.  From strategic consulting to operational execution, TeleTech’s more than 45,500 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Our companies deliver award-winning integrated solutions in support of professional services, revenue generation, customer innovation,

Investor Contact	Media Contact
Karen Breen	Bob Livingston
303.397.8592	303.397.8958

enterprise innovation, hosted technology and learning innovation. For additional information, please visit www.teletech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving our longer term financial goals; achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; achieving profit improvement in our International BPO operations; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sale of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the BPO services market, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; risks associating with integrating strategic acquisitions; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist—related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; and new legislation or government regulation that adversely impacts our tax obligations, health care costs or the BPO and customer management industry. A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2010.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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